Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  05/21/2019

Valles US Treasuries ltd
Incorporated in State of: Arizona 2016
SEC File: 000-56053
IRS EIN: 37-1840007
Address: 112 East Fairmont Drive Tempe, Arizona 85282
Phone: 480-526-0415

NOT Emerging growth company

This report is to inform interested parties of a material change in financial position.

As of May 17, 2019 Valles US Treasuries ltd has transferred funds from its corporate account held with Fidelity Investments to the Treasury
Direct account held in the name of Valles US Treasuries ltd. completing a raise of $1 million dollars in new capital.

The amount deposited in the Treasury Direct account is $1,000

Related:
White Label Debit Card issuer Cambr (cambr.com) has expressed a potential interest in sponsoring the DDA debit card program for parent company
Valles Capital, Inc. using Valles US Treasuries ltd as the account of deposit.